Exhibit 10(e)












                NORTHROP SUPPLEMENTAL PLAN 2

                 EFFECTIVE DECEMBER 1, 1993
                      TABLE OF CONTENTS


Definitions                                              1
     1.01  Affiliated Companies                         1
     1.02  Board of Directors                           1
     1.03  Code                                         1
     1.04  Company                                      1
     1.05  ERISA                                        1
     1.06  Participant                                  1
     1.07  Pension Plan                                 1
     1.08  Plan                                         1
     1.09  Program                                      1
     1.10  Termination of Employment                    1

General Provisions                                      3
     2.01  In General                                   3
     2.02  Forms and Times of Benefit Payments          3
     2.03  Beneficiaries and Spouses                    3
     2.04  Amendment and Plan Termination               4
     2.05  Not an Employment Agreement                  5
     2.06  Assignment of Benefits                       6
     2.07  Nonduplication of Benefits                   6
     2.08  Funding                                      6
     2.09  Construction                                 7
     2.10  Governing Law                                7
     2.11  Actions By Company                           7
     2.12  Plan Representatives                         7
     2.13  Number                                       7

Lump Sum Election                                       8
     3.01  In General                                   8
     3.02  Retirees Election                            8
     3.03  Retirees Lump Sum                            9
     3.04  Actives Election                            11
     3.05  Actives Lump Sum-Retirement Eligible        12
     3.06  Actives Lump Sum-Not Retirement Eligible    14
     3.07  Calculation of Lump Sum                     14
     3.08  Spousal consent                             16

Northrop Supplemental Retirement Income Program For
Senior Executives                                        17
     A.01  Purpose                                     17
     A.02  Eligibility                                 17
     A.03  Retirement Benefit                          17
     A.04  Amount of Retirement Benefit                17
     A.05  Post-55 Preretirement Surviving Spouse
     Benefit                                           18
     A.06  Amount of Post-55 Spouse's Benefit          19
     A.07  Payment of Post-55 Spouse's Benefit         19
     A.08  Pre-55 Preretirement Surviving Spouse
     Benefit                                           19
     A.09  Amount of Pre-55 Spouse's Benefit           20
     A.10  Payment of Pre-55 Spouse's Benefit          20
     A.11  Waiver of Requirements                      21
     A.12  Effective Date                              21
     A.13  Vesting Service                             21

ERISA Supplemental Program 2                           22
     B.01  Purpose                                     22
     B.02  Eligibility                                 22
     B.03  Amount of Benefit                           22
     B.04  Preretirement Surviving Spouse Benefit      23
     B.05  Plan Termination                            23
     B.06  Pension Plan Benefits                       23

Arthur F. Dauer Program                                25
     C.01  In General                                  25
     C.02  Forfeiture of Benefits                      25
     C.03  Purpose                                     25
     C.04  Amount of Life Benefit                      25
     C.05  Preretirement Surviving Spouse Benefit      26
     C.06  No Other Supplemental Pensions              26

John Harrison Program                                  27
     D.01  In General                                  27
     D.02  Purpose                                     27
     D.03  Conditions for Eligibility                  27
     D.04  Amount of Retirement Benefit                28
     D.05  Benefit Limitation                          28
     D.06  Form and Duration of Benefits               28
     D.07  Preretirement Survivor Benefit              28
     D.08  Forfeiture                                  28
                          ARTICLE I

                         Definitions

          For purposes of the Plan, the following terms, when capitalized, will have the following meanings:

  1.01 Affiliated Companies. The Company and any other entity related to the Company under the rules of section 414 of the Code. The Affiliated Companies include Northrop Corporation and its 80%-owned subsidiaries and may include other entities as well.

  1.02   Board of Directors. The Board of Directors of the
          Company.

  1.03 Code. The Internal Revenue Code of 1986, as amended.

  1.04   Company. Northrop Corporation.

  1.05 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

  1.06 Participant. Any employee of the Company who is eligible for benefits under a particular Program and has not received full payment under the Program.

  1.07   Pension Plan and Pension Plans. The Northrop
          Retirement Plan and/or the Retirement Plan of
          Northrop Corporation, Electronic Systems
          Division_Rolling Meadows Site.

  1.08   Plan. The Northrop Supplemental Plan 2.

  1.09 Program. One of the eligibility and benefit structures described in the Appendices.

  1.10 Termination of Employment. Complete termination of employment with the Affiliated Companies.

          (a)  If a Participant leaves one Affiliated
               Company to go to work for another, he or she will not have a Termination of Employment.

          (b) A Participant will have a Termination of Employment if he or she leaves the Affiliated Companies because the affiliate he or she works for ceases to be an Affiliated Company because it is sold or spunoff.
                         ARTICLE II

                     General Provisions

  2.01 In General. The Plan contains a number of different benefit Programs which are set forth in the Appendices. The Appendices describe the eligibility conditions and the amount of benefits payable under the Programs.

  2.02 Forms and Times of Benefit Payments. Unless particular rules regarding the form and timing of benefit payments are set forth in a Program, the Company will determine the form and timing of benefit payments in its sole discretion, except where a lump sum election under Article III is applicable.

          For payments made to supplement those of a particular tax-qualified retirement or savings plan, the Company will only select among the options available under that plan, using the same actuarial adjustments used in that plan, except in cases of lump sums.

          Whenever the present value of the amount payable under the Plan does not exceed $10,000, it will be paid in the form of a single lump sum as of the first of the month following Termination of Employment. The lump sum will be calculated using the factors and methodology described in Section
          3.07 below.

          No payments will commence under this Plan until a Participant has a Termination of Employment, even in cases where benefits have commenced under a Pension Plan for Participants over age 70-1/2.

  2.03 Beneficiaries and Spouses. If the Company selects a form of payment which includes a survivor benefit, the Participant may make a beneficiary designation, which may be changed at any time prior to commencement of benefits. A beneficiary designation must be in writing and will be effective only when received by the Company.

          If a Participant is married on the date his or her benefits are scheduled to commence, his or her beneficiary will be his or her spouse unless some other beneficiary is named with spousal consent. Spousal consent, to be effective, must be submitted in writing before benefits commence and must be witnessed by a Plan representative or notary public. No spousal consent is necessary if the Company determines that there is no spouse or that the spouse cannot be found.

          With respect to Programs designed to supplement tax-qualified retirement or savings plans, the Participant's spouse will be the spouse as determined under the underlying tax-qualified plan. Otherwise, the Participant's spouse will be determined by the Company in its sole discretion.

  2.04 Amendment and Plan Termination. The Company may, in its sole discretion, by written resolution adopted by the Board of Directors or its delegate, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part.

          (a) Except as provided in (f) and Section 2.08, no amendment, suspension or termination of the Plan may, without the consent of a Participant, affect the Participant's right or the right of the surviving spouse to receive benefits in accordance with this Plan as in effect on the date the employee becomes a Participant.

          (b)  The Participant's rights to benefits
               following any amendment which are preserved by (a) will be determined as if he or she terminated employment immediately prior to the adoption of the amendment (or its effective date, if later). The determination in the preceding sentence will be based on the relevant factors at that time, such as the Participant's compensation history, service credits and Code limitations on benefits.

          (c) However, the determination in (b) will be adjusted to take into account any post-amendment increases in benefits provided by the Company's tax-qualified retirement and savings plans, to the extent such benefits are also a factor in the benefits due under this Plan.

               Example: Assume an amendment eliminates all future benefits under a particular Program. Assume that the Program provides a level of benefits reduced by benefits paid under a tax-qualified plan. Assume further that as of the date of the amendment, a Participant's level of benefits under the Program is $150/month less a tax-qualified plan benefit of $100/month, leaving the Participant a net benefit of $50. Under paragraph (b), the Participant's right to that $50 would be preserved.

               However, assume that later the Participant's tax-qualified plan benefit increases to
               $130/month. Under the provisions of this paragraph (c), for future months, the Participant would only be entitled to $20 under this Plan.

          (d) In addition, the determination in (b) will also be adjusted to take into account post-amendment decreases in a Participant's compensation.

          (e) The rights of surviving spouses claiming benefits under the Plan with respect to a Participant will be preserved and limited in the same fashion as a Participant's benefits.

          (f) The Company may, in its sole discretion, by written resolution adopted by the Board of Directors or its delegate, amend or eliminate any of the provisions of the Plan with respect to lump sum distributions at any time, including the calculation factors of
               Section 3.07. This applies whether or not a Participant has already made a lump sum election.

  2.05 Not an Employment Agreement. Nothing contained in this Plan gives any Participant the right to be retained in the service of the Company, nor does it interfere with the right of the Company to discharge or otherwise deal with Participants without regard to the existence of this Plan.

  2.06 Assignment of Benefits. A Participant, surviving spouse or beneficiary may not, either voluntarily or involuntarily, assign, anticipate, alienate, commute, sell, transfer, pledge or encumber any benefits to which he or she is or may become entitled under the Plan, nor may Plan benefits be subject to attachment or garnishment by any of their creditors or to legal process.

  2.07 Nonduplication of Benefits. This Section applies if, despite Section 2.06, with respect to any Participant (or his or her beneficiaries), the Company is required to make payments under this Plan to a person or entity other than the payees described in the Plan. In such a case, any amounts due the Participant (or his or her beneficiaries) under this Plan will be reduced by the actuarial value of the payments required to be made to such other person or entity.

               Actuarial value will be determined using the factors and methodology described in Section
               3.07 below (in the case of lump sums) and using the actuarial assumptions in the underlying Pension Plan in all other cases.

               In dividing a Participant's benefit between the Participant and another person or entity, consistent actuarial assumptions and methodologies will be used so that there is no increased actuarial cost to the Company.

  2.08 Funding. Participants have the status of general unsecured creditors of the Company and the Plan constitutes a mere promise by the Company to make benefit payments in the future. The Company may, but need not, fund benefits under the Plan through a trust. If it does so, any trust created by the Company and any assets held by the trust to assist it in meeting its obligations under the Plan will conform to the terms of the model trust, as described in Internal Revenue Service Revenue Procedure 92-64, but only to the extent required by Internal Revenue Service Revenue Procedure 92-
          65. It is the intention of the Company and Participants that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

          Any funding of benefits under this Plan will be in the Company's sole discretion. The Company may set and amend the terms under which it will fund and may cease to fund at any time.

          To the extent the Company gives Participants and beneficiaries enforceable rights to funding, those rights must be determined under the terms of other documents. No such rights exist under this Plan document and the restrictions on amendments in this Plan document will in no case apply to restrict the Company's right to cease or alter the terms of any funding.

  2.09 Construction. The Company shall have full discretionary authority to determine eligibility and to construe and interpret the terms of the Plan, including the power to remedy possible ambiguities, inconsistencies or omissions.

  2.10 Governing Law. This Plan shall be governed by the law of the State of California, except to the extent superseded by federal law.

  2.11   Actions By Company. Any powers exercisable by the
          Company under the Plan shall be utilized by written resolution adopted by the Board of Directors or its delegate. The Board may by written resolution delegate any of the Company's powers under the Plan and any such delegations may provide for subdelegations, also by written resolution.

  2.12 Plan Representatives. Those authorized to act as Plan representatives will be designated in writing by the Board of Directors or its delegate.

  2.13 Number. The singular, where appearing in this Plan, will be deemed to include the plural, unless the context clearly indicates the contrary.
                         ARTICLE III

                      Lump Sum Election


  3.01 In General. This Article sets forth the rules under which Participants may elect to receive their benefits in a lump sum. This Article does not apply to active employees (as defined in Section 3.04) in cases where benefits do not exceed $10,000 and so are automatically payable in lump sum form under Section 2.02.

          This Article will not be applicable if a particular Program so provides.

  3.02 Retirees Election. Participants and Participants' beneficiaries already receiving monthly benefits under the Plan at its inception will be given a one-time opportunity to elect a lump sum payout of future benefit payments.

          (a) The election must be made within a 45-day period determined by the Company. Within its discretion, the Company may delay the commencement of the 45-day period in instances where the Company is unable to timely communicate with a particular payee.

          (b) The determination as to whether a payee is already receiving monthly benefits will be made at the beginning of the 45-day period.

          (c)  An election to take a lump sum must be
               accompanied by a waiver of the existing
               retiree medical benefits by those
               Participants (and their covered spouses or surviving spouses) entitled either to have such benefits entirely paid for by the Company or to receive such benefits as a result of their classification as an employee under Executive Class Code II.

                    Following the waiver, waiving
                    Participants (and covered spouses or
                    surviving spouses) will be entitled to
                    the coverage offered to employees who
                    are eligible for Senior Executive
                    Retirement Insurance Benefits in effect
                    as of July 1, 1993. The cost charged to
                    the retirees for this coverage will be
                    determined as if the retiree had been
                    employed 20 or more years by the
                    Company.

          (d) If the person receiving payments as of the beginning of the 45-day period dies prior to making a lump sum election, his or her beneficiary, if any, may not make the lump sum election.

          (e) Elections to receive a lump sum (and waivers under (c)) must be made in writing and must include spousal consent if the payee (whether the Participant or beneficiary) is married. Elections and spousal consent must be witnessed by a Plan representative or a notary public.

          (f) An election (with spousal consent, where required) to receive the lump sum made at any time during the 45-day period will be irrevocable. If no proper election has been made by the end of the 45-day period, payments will continue unchanged in the monthly form that had previously been applicable.

  3.03 Retirees Lump Sum. If a retired Participant or beneficiary makes a valid election under Section
          3.02 within the 45-day period, monthly payments will continue in the previously applicable form for 12 months (assuming the payees live that long).

          (a)  As of the first of the 13th month, the
               present value of the remaining benefit
               payments will be paid in a single lump sum to the Participant, if alive, or, if not, to the beneficiary under the previously applicable form of payment.

          (b)  No lump sum payment will be made if:

               (1)  The Participant is receiving monthly
                    benefit payments in a form that does not provide for survivor benefits and the Participant dies before the time the lump sum payment is due.

               (2)  The Participant is receiving monthly
                    benefit payments in a form that does
                    provide for survivor benefits but the
                    Participant and the beneficiary die
                    before the time the lump sum payment is
                    due.

          (c) The following rules apply where payment is being made in the form of a 10-year certain and continuous life annuity option:

               (1)  If the Participant is deceased at the
                    commencement of the 45-day election
                    period, the surviving beneficiary may
                    not make the election if there are less
                    than 13 months left in the 10-year
                    certain period.

               (2)  If the Participant elects the lump sum
                    and dies prior to the first of the 13th
                    month:

                    (A)  if the 10-year certain period has
                         already ended, all monthly payments
                         will cease at the Participant's
                         death and no lump sum payment will
                         be made;

                    (B)  if the 10-year certain period ends
                         after the Participant's death and
                         before the beginning of the 13th
                         month, monthly payments will end at
                         the end of the 10-year certain
                         period and no lump sum payment will
                         be made; and

                    (C)  if the 10-year certain period ends
                         after the beginning of the 13th
                         month, monthly payments will
                         continue through the 12th month,
                         and a lump sum payment will be made
                         as of the first of the 13th month,
                         equal to the present value of the
                         remaining benefit payments.

  3.04 Actives Election. Active Participants may elect to have their benefits paid in the form of a single lump sum under this Section.

          (a) A Participant is considered to be "Active" under this Section if he or she is still employed by the Affiliated Companies on or after the beginning of the initial 45-day period referred to in Section 3.02.

          (b) An election to take a lump sum may be made at any time during the 60-day period prior to Termination of Employment and covers both_

               (1)  Benefits payable to the Participant
                    during his or her lifetime, and

               (2)  Survivor benefits (if any) payable to
                    the Participant's beneficiary, including preretirement death benefits (if any) payable to the Participant's spouse.

          (c) An election does not become effective until the earlier of:

               (1)  the Participant's Termination of
                    Employment, or

               (2)  the Participant's death.

               Before the election becomes effective, it may be revoked.

               If a Participant does not have a Termination of Employment within 60 days after making an election, the election will never take effect.

          (d) An election may only be made once. If it fails to become effective after 60 days or is revoked before becoming effective, it cannot be made again at a later time.

          (e) After a Participant has a Termination of Employment, no election can be made.

          (f) If a Participant dies before making a lump sum election, his or her spouse may not make a lump sum election with respect to any benefits which may be due the spouse.

          (g) Elections to receive a lump sum must be made in writing and must include spousal consent if the Participant is married. Elections and spousal consent must be witnessed by a Plan representative or a notary public.

     3.05 Actives Lump Sum_Retirement Eligible. If a Participant with a valid lump sum election in effect under Section 3.04 has a Termination of Employment after he or she is entitled to commence benefits under the Pension Plans, payments will be made in accordance with this Section.

          (a) Monthly benefit payments will be made for up to 12 months, commencing the first of the month following Termination of Employment.
               Payments will be made:

               (1)  in the case of a Participant who is not
                    married on the date benefits are
                    scheduled to commence, based on a
                    straight life annuity for the
                    Participant's life and ceasing upon the
                    Participant's death should he or she die before the 12 months elapse, or

               (2)  in the case of a Participant who is
                    married on the date benefits are
                    scheduled to commence, based on a joint
                    and survivor annuity form_

                    (A)  with the survivor benefit equal to
                         50% of the Participant's benefit;

                    (B)  with the Participant's spouse as
                         the survivor annuitant;

                    (C)  determined by using the contingent
                         annuitant option factors used to
                         convert straight life annuities to
                         50% joint and survivor annuities
                         under the Northrop Retirement Plan;
                         and

                    (D)  with all payments ceasing upon the
                         death of both the Participant and
                         his or her spouse should they die
                         before the 12 months elapse.

          (b)  As of the first of the 13th month, the
               present value of the remaining benefit
               payments will be paid in a single lump sum.
               Payment of the lump sum will be made to the Participant if he or she is still alive, or, if not, to his or her surviving spouse, if any.

          (c)  No lump sum payment will be made if:

               (1)  The Participant is receiving monthly
                    benefit payments in the form of a
                    straight life annuity and the
                    Participant dies before the time the
                    lump sum payment is due.

               (2)  The Participant is receiving monthly
                    benefit payments in a joint and survivor annuity form and the Participant and his or her spouse both die before the time the lump sum payment is due.

          (d) A lump sum will be payable to a Participant's spouse as of the first of the month following the date of the Participant's death, if:

               (1)the Participant dies after making a valid
                  lump sum election but prior to
                  commencement of any benefits under this
                  Plan;

               (2)the Participant is survived by a spouse
                  who is entitled to a preretirement
                  surviving spouse benefit under this Plan;
                  and

               (3)the spouse survives to the first of the
                  month following the date of the
                  Participant's death.

     3.06 Actives Lump Sum_Not Retirement Eligible. If a
          Participant with a valid lump sum election in effect under Section 3.04, has a Termination of Employment before he or she is entitled to commence benefits under the Pension Plans, payments will be made in accordance with this Section.

          (a)  No monthly benefit payments will be made.

          (b) Following Termination of Employment, a single lump sum payment of the benefit will be made on the first of the month following 12 months after the date of the Participant's
               Termination of Employment.

          (c) A lump sum will be payable to a Participant's spouse as of the first of the month following the date of the Participant's death, if:

               (1)the Participant dies after making a valid
                  lump sum election but prior to
                  commencement of any benefits under this
                  Plan;

               (2)the Participant is survived by a spouse
                  who is entitled to a preretirement
                  surviving spouse benefit under this Plan;
                  and

               (3)the spouse survives to the first of the
                  month following the date of the
                  Participant's death.

          (d)  No lump sum payment will be made if the
               Participant is unmarried at the time of death and dies before the time the lump sum payment is due.

  3.07 Calculation of Lump Sum. The factors to be used in calculating the lump sum are as follows:

               Interest: Whichever of the following two rates that produces the smaller lump sum:

               (1)  the discount rate used by the Company
                    for purposes of Statement of Financial
                    Accounting Standards No. 87 of the
                    Financial Accounting Standards Board as
                    disclosed in the Company's annual report to shareholders for the year end immediately preceding the date of distribution, or

               (2)  the Pension Benefit Guaranty Corporation
                    (PBGC) interest rate (or rates) that
                    would be used to calculate a lump sum
                    value for the benefit under the Northrop
                    Retirement Plan_

                    (A)  using 120% of the PBGC rate for
                         lump sums over $25,000, and

                    (B)  substituting the PBGC rate (or
                         rates) in effect for the time for
                         distribution (even if actual
                         payment is delayed for some reason)
                         instead of the rate for the first
                         day of the calendar year of
                         distribution.

               Mortality: 1983 Group Annuity Mortality table for males with a 2-year setback.

               Increase in Section 415 Limit: 4% per year.

               Age: Age rounded to the nearest month on the date the lump sum is payable.

               Variable Unit Values: Variable Unit Values are presumed not to increase for future periods after the date the lump sum is payable.

          The annuity to be converted to a lump sum will be the remaining annuity currently payable to the Participant or his or her beneficiary at the time the lump sum is due.

               For example, assume a Participant is
               receiving benefit payments in the form of a 50% joint and survivor annuity.

               If the Participant and the survivor annuitant are both still alive at the time the lump sum payment is due, the present value calculation will be based on the remaining benefits that would be paid to both the Participant and the survivor in the annuity form.

               If only the survivor is alive, the
               calculation will be based solely on the
               remaining 50% survivor benefits that would be paid to the survivor.

               If only the Participant is alive, the
               calculation will be based solely on the
               remaining benefits that would be paid to the Participant.

          In the case of a Participant who dies prior to commencement of benefits under this Plan so that only a preretirement surviving spouse benefit (if any) is payable, the lump sum will be based solely on the value of the preretirement surviving spouse benefit.

  3.08 Spousal consent. Spousal consent, as required for elections as described above, need not be obtained if the Company determines that there is no spouse or the spouse cannot be located.
                         APPENDIX A

 Northrop Supplemental Retirement Income Program For Senior
                         Executives

  A.01 Purpose. The purpose of this Program is to provide minimum pension and death benefits to senior executives participating in the Northrop
          Retirement Plan ("Retirement Plan") who have only had a short period of service with the Company prior to retirement.

  A.02   Eligibility. Officers of the Company may become
          Participants under this Program only if they are designated as such by the Board of Directors.

  A.03   Retirement Benefit. Upon voluntary or involuntary
          Termination of Employment with the Company (other than by death), at or after age 55 and with 10 or more years of Vesting Service, a Participant will be entitled to the benefit described in Section
          A.04.

  A.04 Amount of Retirement Benefit. A Participant entitled to a benefit under Section A.03 will receive a benefit equal in value to the excess of
          (a) over (b) as follows:

          (a)  is the greater of

               (1)  the amount of the Participant's
                    retirement income under the Retirement
                    Plan on a straight life annuity basis,
                    computed without regard to the
                    limitations on benefits and the cap on
                    counted compensation imposed by Code
                    sections 415 and 401(a)(17), or

               (2)  the amount of a straight life annuity
                    with annual payments equal to the
                    Participant's Final Average Salary (as
                    defined by the Retirement Plan) in
                    effect on the date of his or her
                    Termination of Employment multiplied by
                    the appropriate percentage shown in the
                    following schedule:

                                Percentage of Final Average
    Age at Termination Date*    Salary at Termination Date**

              55                           30%
              56                           34%
              57                           38%
              58                           42%
              59                           46%
              60                           50%
              61                           52%
              62                           54%
              63                           56%
              64                           58%
     65 and over                           60%


          (b) is the amount of the Participant's retirement income under the Retirement Plan on a straight life annuity basis, computed as of his or her Termination of Employment, taking into account the limitations on benefits and the cap on counted compensation imposed by Code sections 415 and 401(a)(17).

  A.05 Post-55 Preretirement Surviving Spouse Benefit. If a Participant dies--

          (a)  after age 55;

          (b)  while credited with 10 or more years of
               Vesting Service;

          (c)  prior to Termination of Employment; and

          (d) his or her spouse is entitled to a survivor annuity under the Retirement Plan,

          then the Participant's spouse will be entitled to the benefit under Section A.06.

  A.06   Amount of Post-55 Spouse's Benefit. The
          Participant's surviving spouse benefit under this Section shall be equal in value to the sum of (a) and (b), with such sum then reduced by (c) where:

          (a) is the amount of retirement income that the Participant would have received under the 100% Contingent Annuitant Option under the
               Retirement Plan had the Participant retired on the date of death,

          (b)  is the amount of the benefit under this
               Program after the offset of the Retirement
               Plan benefit the Participant would have
               received if he or she had retired on the date of his or her death with said 100% Contingent Annuitant Option in effect, and

          (c) is the amount of the annuity benefit payable to the surviving spouse under the Retirement
               Plan (even if the annuity is commuted to a lump sum).

  A.07 Payment of Post-55 Spouse's Benefit. The spouse's benefit described in Section A.06 will be payable commencing the first day of the month next following the Participant's date of death and shall terminate on the date of death of the surviving spouse.

  A.08 Pre-55 Preretirement Surviving Spouse Benefit. If a Participant dies--

          (a)  before age 55;

          (b)  while credited with 10 or more years of
               Vesting Service; and

          (c)  prior to Termination of Employment,

          then the Participant's spouse will be entitled to the benefit under Section A.09.

  A.09   Amount of Pre-55 Spouse's Benefit. The
          Participant's surviving spouse benefit under this Section shall be equal in value to the benefit standing to the credit of the Participant under the Retirement Plan as of the date of his or her death, actuarially reduced in accordance with the factors in the following table:

    Age of Participant                  Factor to be Applied
    at Date of Death*                 to the Earned Benefit**

            55                                  .431
            54                                  .399
            53                                  .370
            52                                  .343
            51                                  .319
            50                                  .297
            49                                  .276
            48                                  .257
            47                                  .240
            46                                  .223
            45                                  .208


          Any extension of the above table below age 45 shall be based on the following assumptions (i)
          Mortality - 1971 Towers, Perrin, Forster & Crosby
          Forecast Mortality Table, and (ii) Interest - 6% compounded annually.

  A.10 Payment of Pre-55 Spouse's Benefit. The spouse's benefit described in Section A.09 will be payable commencing the first day of the month next following the Participant's date of death and will terminate on the date of death of the surviving spouse.

  A.11   Waiver of Requirements. The President of the
          Company or its Chief Executive Officer may, in his or her discretion,

          (a)  waive the requirement of 10 years of Vesting
               Service in any one or all of Sections A.03, A.05, and A.08, and

          (b)  with respect to Section A.05, waive the
               requirement that the Participant's spouse be entitled to a survivor annuity under the Retirement Plan only by virtue of the fact that such Participant has not yet accumulated sufficient years of Vesting Service as of the date of death.

          This waiver authority includes the authority to have benefits under the Program pro rated based on Vesting Service for Participants receiving a waiver (e.g., benefits under the Program will be multiplied by an amount equal to the Participant's years of Vesting Service divided by 10). Any waiver will specify whether or not the pro rating of benefits will be applicable.

  A.12 Effective Date. This Program first became effective on July 18, 1973 and will be effective as to each Participant on the date the Board of Directors takes the action designating him or her as a Participant under this Program.

  A.13   Vesting Service. For purposes of this Program,
          Vesting Service will be determined under the Retirement Plan.
                         APPENDIX B

                ERISA Supplemental Program 2

  B.01 Purpose. The purpose of this Program is simply to restore to employees of the Company the benefits they lose under the Pension Plans as a result of the compensation limit in Code section 401(a)(17)
          ("section 401(a)(17)"), or any successor provision.

  B.02 Eligibility. An employee of the Company is eligible to receive a benefit under this Program if he or she:

          (a)  retires on or after January 1, 1989;

          (b)  has vested in benefits under one or both
               Pension Plans which are reduced because of the application of section 401(a)(17); and

          (c) is not eligible to receive a benefit under the Northrop Corporation Supplemental
               Retirement Income Program for Senior
               Executives or any other plan or program which bars an employee from participation in this Program.

  B.03 Amount of Benefit. The benefit payable under this Program with respect to a Participant who commences benefits during his or her lifetime will equal the retirement benefit, if any, which would have been payable to the Participant under the terms of a Pension Plan, but for the restrictions of Code sections 401(a)(17) and 415 ("section 415"), or any successor section.

          The benefit payable under this Program will be reduced by the combined amounts of Pension Plan
          Benefits and the Northrop Corporation ERISA
          Supplemental Plan 1 benefits attributable to the applicable Pension Plan.

          Benefits under this Program will only be paid to supplement benefit payments actually made from a Pension Plan. If benefits are not payable under a Pension Plan because the Participant has failed to vest or for any other reason, no payments will be made under this Program with respect to such Pension Plan.

  B.04 Preretirement Surviving Spouse Benefit. Preretirement surviving spouse benefits will be payable under this Program on behalf of a Participant if such Participant's surviving spouse is eligible for benefits payable from a Pension Plan. The benefit payable will be the amount which would have been payable under the Pension Plan but for the restrictions of section 401(a)(17) and section 415.

          The benefit payable under this Program will be reduced by the combined amounts of the Pension
          Plan Benefits and the Northrop Corporation ERISA
          Supplemental Plan 1 benefits attributable to the applicable Pension Plan.

          No benefit will be payable under this Program with respect to a spouse after the death of that spouse.

  B.05 Plan Termination. No further benefits may be earned under this Program with respect to a particular Pension Plan after the termination of such Pension Plan.

  B.06 Pension Plan Benefits. For purposes of this Appendix, the term "Pension Plan Benefits" generally means the benefits actually payable to a Participant, spouse, beneficiary or contingent annuitant under a Pension Plan. However, this Program is only intended to remedy pension reductions caused by the operation of section 401(a)(17) and not reductions caused for any other reason. In those instances where pension benefits are reduced for some other reason, the term "Pension Plan Benefits" shall be deemed to mean the benefits that actually would have been payable but for such other reason.

          Examples of such other reasons include, but are not limited to, the following:

          (a) A reduction in pension benefits as a result of a distress termination (as described in ERISA 4041(c) or any comparable successor provision of law) of a Pension Plan. In such a case, the Pension Plan Benefits will be deemed to refer to the payments that would have been made from the Pension Plan had it terminated on a fully funded basis as a standard termination (as described in ERISA
                4041(b) or any comparable successor
               provision of law).

          (b) A reduction of accrued benefits as permitted under Code section 412(c)(8), as amended, or any comparable successor provision of law.

          (c) A reduction of pension benefits as a result of payment of all or a portion of a Participant's benefits to a third party on behalf of or with respect to a Participant.
                         APPENDIX C


                   Arthur F. Dauer Program

  C.01 In General. Arthur F. Dauer will be entitled to a supplemental benefit in accordance with the provisions of this Appendix.

  C.02 Forfeiture of Benefits. Mr. Dauer may forfeit benefits under this Appendix in accordance with the provisions of a document entitled, "Separation Agreement, General Release And Covenant Not To Sue", between Mr. Dauer and Northrop Corporation, which was executed by both parties on February 14, 1994 ("Separation Agreement").

  C.03 Purpose. This Appendix is intended merely to implement the provisions of section 3(d) of the Separation Agreement and no more. Accordingly, the provisions of this Appendix are to be construed and limited in accordance with all of the provisions of the Separation Agreement.

  C.04 Amount of Life Benefit. The benefit payable under this Program if Mr. Dauer commences his benefits during his lifetime will be in the form of a joint and 50% survivor annuity, commencing July 1, 1994, with Mr. Dauer's current spouse (as of July 1,
          1994) as the survivor annuitant.

          The annual benefit payable to Mr. Dauer during his lifetime will be $97,593, with 50% of that amount continuing to his current spouse for life if she should survive him.

          Commencing August 1, 2001, the annual benefit payable under this Section will be reduced by the annual benefit payable under the Northrop Retirement Plan assuming it commenced on August 1, 2001 in the form of a joint and 50% survivor annuity with Mr. Dauer's current spouse (as of July 1, 1994) as the survivor annuitant.

  C.05   Preretirement Surviving Spouse Benefit. If Mr.
          Dauer should die before July 1, 1994, his spouse, should she survive him, will be entitled to an annuity for life with an annual benefit of 50% of $97,593, commencing July 1, 1994, reduced by the amount of any benefits payable to her under the Northrop Retirement Plan.

          She may elect to have her annuity under this Section commence on the first of any month after his death and prior to July 1, 1994. If she elects early commencement, her annual benefit will be reduced to equal an unsubsidized actuarial equivalent of the benefit in the preceding paragraph, using the actuarial assumptions in the Northrop Retirement Plan.

  C.06 No Other Supplemental Pensions: Mr. Dauer, his spouse and his beneficiaries will not be entitled to any benefits under Northrop Corporation ERISA
          Supplemental Plan 1 or ERISA Supplemental Program
          2.



                           APPENDIX D

                     John Harrison Program



D.01 In  General.   As  described  in  this  Appendix,  John
     Harrison will be entitled to a supplemental pension benefit upon his retirement from the Company on or after his attainment of age 65.

D.02 Purpose. The purpose of this Program is to provide Mr. Harrison, following his retirement from the Company on or after the attainment of age 65, a supplement to the retirement benefit that he would otherwise be eligible for from the Grumman Supplemental Retirement Plan, as in effect on October 31, 1995 (the "Grumman SRP"), the ERISA Plan 1 and Plan 2, the Grumman Pension Plan and any other qualified pension plan maintained by Northrop Grumman or members of its controlled group of corporations. A copy of the Grumman SRP, as in effect October 31, 1995, is attached hereto. It is intended that any amendment or modification of the Grumman SRP after October 31, 1995, including any changes in the vesting schedule or benefit increases, shall not result in any changes to benefit paid to or payable on behalf of Mr. Harrison under this Appendix.

D.03 Conditions for Eligibility. In order to be eligible for the benefit provided in this Appendix, Mr. Harrison must have "Continuous Service" from the date of the adoption of this Appendix through his termination of employment from the Company on or after his attainment of age 65. The term "Continuous Service" shall have the meaning it had under the Grumman Pension Plan prior to its amendment and restatement effective December 31, 1994. However, nothing in this Appendix generally, and nothing in this paragraph F.03 in particular, shall be construed to be a contract of employment between Mr. Harrison and Grumman Corporation or Northrop Grumman Corporation.

D.04 Amount of Retirement Benefit. If Mr. Harrison retires from the Company on or after his attainment of age 65, Mr. Harrison will receive a benefit under this Program equal to (a) minus (b), where (a) equals the benefit Mr. Harrison would have received under the Grumman SRP calculated as if he had 25 years of "Continuous Service" credited under the Grumman SRP, and (b) equals the benefit to which he is actually entitled under the Grumman SRP.

D.05 Benefit Limitation. The benefit limitation of Section VII of the Grumman SRP is incorporated herein by reference, and shall be applied to benefits payable to Mr. Harrison and/or his beneficiaries by taking into account benefits payable to him under this Program. Thus, if the total retirement benefits taken into account in that Section VII, plus the benefits payable under this Program, exceed the 60-percent limit otherwise payable on behalf of Mr. Harrison, then the benefits payable under this Program shall be reduced or eliminated so that the total retirement benefits payable on behalf of Mr. Harrison (including benefits under this Program) shall not exceed that Section VII limitation. If the total retirement benefits payable to Mr. Harrison still exceed that limit, then his benefits shall be reduced according to the procedures specified in the Grumman SRP.

D.06 Form and Duration of Benefits. Benefits payable under this Program shall be payable in the time and manner as benefits are payable under the Grumman SRP; and if payable, shall commence as soon as administratively possible after Mr. Harrison's "Annuity Starting Date" (as that term is defined in the Grumman Pension Plan, restated effective January 1, 1995) under the qualified defined benefit plan from which he retires.

D.07 Preretirement Survivor Benefit. If Mr. Harrison dies before his "Annuity Starting Date" and leaves a surviving spouse, the surviving spouse shall be eligible for the Preretirement Death Benefit payable under Section VI of the Grumman SRP, and she shall not be entitled to any additional benefits as a result of this Appendix.

D.08  Forfeiture.   If, under the Forfeiture  provisions  of
Section VIII of the Grumman SRP, no benefit shall be payable to Mr. Harrison under that Plan, then no benefit shall be payable to or on behalf of Mr. Harrison under this Appendix.
_______________________________
* Calculated to years and completed months on the Termination Date.
** The applicable percentage shall be straight line interpolation depending on the Participant's age on his termination date. The percentage thus determined shall be rounded to the nearest hundredth. For example, if a Participant terminates when he is 55 years and 8 months old, the applicable percentage is 30.00% + 2.67% = 32.67%.
* Calculated to years and completed months on date of death. ** The applicable factor shall be determined by straight line interpolation depending on Participant's age at date of death.